Exhibit 99.1
FOR IMMEDIATE RELEASE

Investor Relations Contacts:
Kelsey Doherty McAfee, Inc. (917) 842-0334 Kelsey_Doherty@McAfee.com	Victoria Hyde-Dunn McAfee, Inc. (408) 992-8131 Victoria_Hyde-Dunn@McAfee.com

Public Relations Contacts:
Tracy Ross McAfee, Inc. (650) 245-8466 Tracy_Ross@McAfee.com	Ian Bain Red Consultancy (415) 618-8806 Ian.Bain@RedConsultancy.com
MCAFEE, INC. TO ACQUIRE SAFEBOOT B.V. FOR $350 MILLION
SafeBoot Acquisition Allows McAfee to Offer the Industry’s Most Complete
Data Protection Solution
SANTA CLARA, Calif., and NAPLES, Fla., Oct. 8, 2007 — McAfee, Inc. (NYSE: MFE) today announced a definitive agreement to acquire privately owned SafeBoot B.V. for $350 million in cash. SafeBoot is an enterprise security software vendor that is a leader in the rapidly growing market for data protection via encryption and access control.
          SafeBoot delivers enterprise-class encryption and leads the mobile security market with its fully integrated end-point security and content encryption solutions. Adding SafeBoot’s technologies and products will extend McAfee’s Security Risk Management vision, and position McAfee as the leading security vendor to offer data loss prevention and encryption at the end-point with scalable centralized management.
     The rationale for the transaction is as follows:
•	With the acquisition of SafeBoot, McAfee becomes the leader in a multi-billion data protection market that is highly under-penetrated

•	McAfee has more than 100 million desktops under management and believes SafeBoot offers a strong complement to its existing offerings

•	SafeBoot’s end-point encryption franchise coupled with McAfee’s Data Loss Prevention and ePolicyOrchestrator management capability creates a compelling, industry-leading data protection solution

•	McAfee, with its worldwide distribution network, expects to leverage SafeBoot’s highly acclaimed product line which is currently offered in over 20 languages and in 76 countries

•	Encryption addresses all three of McAfee’s market segments from the enterprise of one to the enterprise of thousands

•	Finally, SafeBoot’s mobile phone offerings will help accelerate McAfee’s current mobile solutions by allowing McAfee to offer a new comprehensive suite of integrated device protection and data security.
     “SafeBoot’s industry-leading mobile security solutions address a critical pain point for customers — the protection of confidential and proprietary information,” said Dave DeWalt chief executive officer and president of McAfee. “With the acquisition of SafeBoot, McAfee becomes a leader in the fast-growing $1 billion encryption market and we will be able to offer a complete data protection solution that combines SafeBoot’s device, full-disk and content encryption with McAfee’s data loss prevention solutions. This combination helps advance our Security Risk Management strategy and extend our leadership at the end-point.”
          “We believe this acquisition will deliver a very attractive return for our shareholders,” said Eric F. Brown, chief financial officer and chief operating officer, McAfee. “The combination of these two companies creates opportunities to build top-line synergies and generate additional growth by leveraging the combined product, technology and sales and marketing capabilities of both companies, to deliver best-in-class data protection.”
          Based on conservative assumptions, McAfee expects this transaction to be dilutive to 2008 GAAP earnings per share and neutral to 2008 non-GAAP earnings per share.
          Following the closing, SafeBoot’s technologies and McAfee’s Data Loss Prevention solutions will become the foundation for a new Data Protection product business unit, headed by Gerhard Watzinger who will report to McAfee CEO Dave DeWalt.
          SafeBoot is the encryption vendor to more than 4,200 customers, including more than 150 listed in the Fortune 500. Its customer base is geographically diverse, with about 47 percent in Europe, the Middle East and Asia, 29 percent in North America, and 23 percent in Asia Pacific. The company retained almost all of its customers in 2006.
          The SafeBoot Data Protection Suite enables users to encrypt individual files and folders as well as the entire local hard drive for the widest possible range of mobile devices, including laptops, smart phones, USB drives and PDAs. SafeBoot data protection suite also enables users to encrypt file servers and provides protection to ensure that confidential files remain secure as they move throughout an organization. The company has focused on the enterprise market and offers centralized management as well as the ability to integrate with existing IT systems, support for a wide range of platforms, multiple languages and comprehensive auditing. McAfee plans to integrate these products into ePolicy Orchestrator (ePO), McAfee’s centralized management console for enterprise customers.
          By adding SafeBoot’s encryption technology and enterprise management tools, McAfee will further advance its enterprise data protection offerings, and pursue SafeBoot’s significant and untapped opportunities in the SMB and consumer markets. This combination will enable McAfee customers to deploy encryption technology that is integrated with McAfee security solutions, while providing SafeBoot customers with the ability to integrate McAfee products into their current SafeBoot deployment.
          “We view McAfee as the leading dedicated security company, and we believe this combination will result in tremendous opportunities for SafeBoot, our customers, and our employees,” said Gerhard Watzinger, chief executive officer of SafeBoot. “As we combine McAfee’s resources and SafeBoot’s technology and capabilities, we will be even better equipped to help our customers address the complex challenges of managing their data security, and position both companies to capture new opportunities in our rapidly growing markets.”
          “We’re delighted that Gerhard and his team will be joining McAfee and we believe that the talent and know-how of SafeBoot’s employees will play an important role in our future success,” said DeWalt. “The new product business unit will build on both companies’ data protection offerings, helping us integrate and deliver market leading new solutions for data protection.”
          The acquisition is expected to close in the fourth quarter of 2007 pending regulatory reviews.
Conference Call Information:
•	The Company will host a conference call today at 2:00 p.m. Pacific, 5:00 p.m. Eastern to discuss the acquisition. Participants should call (800) 809-7467 (United States toll-free) (706) 679-4671 (international). The conference ID is 20063173.

•	Attendees should dial-in at least 15 minutes prior to the conference call

•	A replay of the call will be available until October 22 by calling (800) 642-1687 (United States toll-free) or (706) 645-9291 (international).
For additional information, please reference the acquisition landing page at http://www.mcafee.com/us/about/corporate/mcafee_safeboot.html and the McAfee Security Insights Blog at http://siblog.McAfee.com/.
About McAfee, Inc.
McAfee, Inc. is the leading dedicated security technology company. Headquartered in Santa Clara, California, McAfee delivers proactive and proven solutions and services that secure systems and networks around the world. With its unmatched security expertise and commitment to innovation, McAfee empowers home users, businesses, the public sector, and service providers with the ability to block attacks, prevent disruptions, and continuously track and improve their security. http://www.McAfee.com.
About SafeBoot
The SafeBoot suite of mobile data protection solutions protects data, devices and networks against the risks associated with loss, theft, and unauthorized access, anytime and anywhere. SafeBoot provides enterprise-class, powerful encryption and strong access control technologies that seamlessly integrate with existing systems. SafeBoot’s centralized management capabilities provide organizations with operational efficiency and ensure low total cost of ownership. For more information, visit www.SafeBoot.com. Summit Partners has held a majority stake in SafeBoot since 2005.
Forward-Looking Statements:
This release contains forward-looking statements, which include those regarding McAfee’s future plans for the SafeBoot business, the expected closing date of the acquisition, the expected financial impact of the SafeBoot acquisition on McAfee’s non-GAAP earnings, the expectations as to the future growth of the SafeBoot business and the overall market for worldwide mobile device security, and McAfee’s expected plans for the integration of SafeBoot products. Factors that could cause McAfee’s actual results, levels of activity, performance or achievements, including the realization of expected financial and other investments of the acquisition, to be materially different from those anticipated in this release include among others, the inability to integrate successfully SafeBoot within McAfee or to realize synergies from such integration; costs related to the acquisition of SafeBoot; inability to obtain necessary regulatory approval or to obtain them on acceptable terms; the economic environment of the industries in which McAfee and SafeBoot operate, as well as facts relating to SafeBoot that may impact the timing or amount of synergies they can be realized and that are unknown to McAfee. In addition, actual results are subject to other risks and uncertainties that relate more broadly to McAfee’s overall business, including those more fully described in McAfee’s filings with the SEC including its annual report on Form 10-K for the year ended December 31, 2005, and its quarterly report filed on Form 10-Q for the first quarter of 2006.
###
NOTE: McAfee and ePolicy Orchestrator are registered trademarks of McAfee, Inc. and/or its affiliates in the U.S. and/or other countries. McAfee Red in connection with security is distinctive of McAfee brand products. All other registered and unregistered trademarks herein are the sole property of their respective owners. © 2007 McAfee, Inc. All rights reserved.

5